UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

FOSSIL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 234-2525.

__________________________________N/A____________________________________________
(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On June 11, 2008, Fossil, Inc. (the “Company”) announced a new plan to repurchase up to 2,000,000 shares of common stock, par value $0.01 per share of the Company.  The plan, which expires on December 1, 2008, allows purchases to be made from time to time in the open market and through privately negotiated transactions in compliance with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10b5-1 permits the implementation of a written plan for repurchasing or selling Company stock at times when the Company is not in possession of material, non-public information and allows issuers adopting such plans to repurchase shares on a regular basis, regardless of any subsequent material, non-public information it receives or the price of the stock at the time of the purchase.  Rule 10b-18 is a “safe harbor” rule, which allows issuers to repurchase shares of their own stock in the public market, subject to compliance with particular repurchase requirements.

On June 11, 2008, the Company also announced that Tom Kartsotis, Non-Executive Chairman of the Company, has entered into a pre-arranged stock trading plan in order to diversify his assets for personal financial and estate planning purposes.  The stock trading plan will conform with the guidelines specified under Rule 10b5-1 of the Exchange Act.  Rule 10b5-1 permits insiders who are not in possession of material, nonpublic information about the Company to enter into a pre-arranged written stock trading plan pursuant to which they may sell Company stock.

Mr. Kartsotis’ plan, effective for a term of six months commencing on June 19, 2008, will allow Mr. Kartsotis to sell up to 2,000,000 shares of common stock during the term.  The trading plan will allow Mr. Kartsotis to sell the Company’s common stock subject to a limit price of $35.00 per share and other contingencies established under the plan.  Under the terms of the plan, Mr. Kartsotis will not sell shares of common stock on days when the Company is purchasing shares of common stock in the public market.  The maximum number of shares that may be sold during the term of the plan represents approximately sixteen percent (16%) of Mr. Kartsotis’ current holdings of Fossil common stock and approximately three percent (3%) of the issued and outstanding common stock of the Company.

The Company issued a press release announcing its new stock repurchase program and the Rule 10b5-1 plan entered into by Mr. Kartsotis on June 11, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press Release dated June 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2008

FOSSIL, INC.

		By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 11, 2008.